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                                                                  Exhibit 5.i(c)

                                [MLT LETTERHEAD]

December 17, 2003

IMC Global Inc.
and each of the Guarantors of
the Exchange Notes
100 South Saunders Road
Suite 300
Lake Forest, IL 60045

-  and  -

IMC Canada Ltd.
Belle Plaine Plant Site
Belle Plaine, SK SOK OGO

-  and  -

Sidley Austin Brown & Wood LLP
10 S. Dearborn Street
Chicago, IL 60603

Ladies and Gentlemen:

REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NO. 333-110584
---------------------------------------------------------------

We are issuing this opinion letter in our capacity as special legal counsel in the Province of Saskatchewan to IMC Canada Ltd. ("IMC Canada"), a Canada corporation extra-provincially registered to carry on business in the Province of Saskatchewan. IMC Canada is one of several guarantors (such guarantors, including IMC Canada, are hereinafter collectively referred to as the "Guarantors"), in connection with the proposed registration by IMC Global Inc. (the "Issuer") of $400,000,000 in aggregate principal amount of the Issuer's 10.875% Senior Notes due 2013, (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-110584) originally filed with the United States Securities and Exchange Commission (the "Commission") on November 18, 2003, under the United States Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to an indenture (as amended and supplemented from time to time, the "Indenture"), dated as of August 1 2003, between the Issuer, the Guarantors and BNY Midwest Trust Company, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's 10.875% Senior Notes due 2013 (the "Old Notes"), of which $400,000,000 in aggregate principal amount is outstanding.

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In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of IMC Canada, (ii) minutes and records of the corporate proceedings of IMC Canada with respect to the issuance of the Exchange Notes and the Guarantees,
(iii) the Indenture, and (iv) the Registration Statement.

For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is rendered, the authority of such persons signing on behalf of the parties thereto other than IMC Canada and the due authorization, execution and delivery of all documents by the parties thereto other than IMC Canada. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of IMC Canada. We have also assumed that the Indenture has been duly qualified under the United States Trust Indenture Act of 1939, as amended.

Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, and (iii) the Guarantees have been duly executed and delivered by IMC Canada, all necessary corporate action will have been taken by IMC Canada to authorize the execution, delivery and performance of the Guarantees by it and the Guarantees will have been duly executed and delivered by IMC Canada.

We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1(c) to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of the New Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the laws of the Province of Saskatchewan and the federal laws of Canada applicable therein in force on the date hereof.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the Province of Saskatchewan or the federal laws of Canada applicable therein be changed by legislative action, judicial decision or otherwise.


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This opinion is furnished in connection with the filing of the Registration
Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. We recognize, however, that Sidley Austin Brown & Wood LLP shall be entitled to rely on this opinion in rendering their legal opinion in respect of the Registration Statement and related matters.

Yours truly,


/s/ MacPherson Leslie & Tyerman LLP


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